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                                                                   EXHIBIT 4.3



                             CERTIFICATE OF TRUST
                                      OF
                           SUCCESS CAPITAL TRUST I


     THIS CERTIFICATE OF TRUST of Success Capital Trust I (the "Trust"), dated April 21, 1998, is being duly executed and filed by Bankers Trust Company and Bankers Trust (Delaware), and Saul D. Binder, Marlene Sachs and Ronald W. Tragasz, each an individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

     1. Name. The name of the business trust formed hereby is "Success Capital Trust I".

     2. Delaware Trustee. The name and address of the trustee of the Trust in the State of Delaware are:

                         Bankers Trust (Delaware)
                         1011 Centre Road, Suite 200
                         Wilmington, Delaware 19805


     3. Effective. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

     4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.









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     IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first written above.

                                       BANKERS TRUST COMPANY,
                                       as Property Trustee



                                       By: /s/ Susan Johnson
                                          --------------------------------
                                          Name:        SUSAN JOHNSON
                                          Title:  ASSISTANT VICE PRESIDENT



                                       BANKERS TRUST (DELAWARE),
                                       as Delaware Trustee



                                       By: /s/ M. Lisa Wilkins
                                          --------------------------------
                                          Name:     M. LISA WILKINS
                                          Title:  ASSISTANT SECRETARY





                                       -----------------------------------
                                       Saul D. Binder, as Trustee




                                       -----------------------------------
                                       Marlene Sachs, as Trustee




                                       -----------------------------------
                                       Ronald W. Tragasz, as Trustee






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